EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-57876, 33-5300, 33-14064, 33-24854, 333-13175,
333-13173, 333-59832, 333-70710) and on Form S-3 (No. 33-56885) of Harsco
Corporation of our report dated March 10, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.




/s/ PricewaterhouseCoopers LLP




Philadelphia, Pennsylvania
March 10, 2005